Exhibit 99.1

Steve Madden Announces Third Quarter 2026 Results

LONG ISLAND CITY, N.Y., November 5, 2026 – Steven Madden, Ltd. (Nasdaq: SHOO) (the “Company”), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the third quarter ended September 30, 2026.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude certain items identified as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section of the press release, which include the corresponding reconciliations of these non-GAAP measures to the most comparable GAAP measure.

Third Quarter 2026 Results

●	Revenue increased 15.7% to $772.6 million, compared to $667.9 million in the same period of 2025.
●	Gross profit as a percentage of revenue was 44.6%, compared to 41.5% in the same period of 2025. Adjusted gross profit as a percentage of revenue was 43.4% in the third quarter of 2025.
●	Operating expenses as a percentage of revenue were 34.9%, compared to 36.8% in the same period of 2025. Adjusted operating expenses as a percentage of revenue were 34.3%, compared to 36.4% in the same period of 2025.
●	Income from operations totaled $73.2 million, or 9.5% of revenue, compared to $31.4 million, or 4.7% of revenue, in the same period of 2025. Adjusted income from operations totaled $78.9 million, or 10.2% of revenue, compared to $46.3 million, or 6.9% of revenue, in the same period of 2025.
●	Net income attributable to Steven Madden, Ltd. was $52.4 million, or $0.72 per diluted share, compared to $20.5 million, or $0.29 per diluted share, in the same period of 2025. Adjusted net income attributable to Steven Madden, Ltd. was $57.3 million, or $0.79 per diluted share, compared to $30.4 million, or $0.43 per diluted share, in the same period of 2025.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered an outstanding third quarter, with strong growth across our brands and channels. The Steve Madden brand was a particular highlight, as our trend-right product assortments and compelling marketing continue to resonate with consumers and drive strong momentum. We are also pleased with the performance across the broader brand portfolio, reflecting our team’s disciplined execution of our strategy.

“Based on our strong year-to-date results and the continued momentum we see in the business, we are raising our revenue and Adjusted diluted earnings per share outlook for the year. Looking further ahead, the strength of our brands and the multiple growth opportunities across our diversified portfolio give us confidence in our ability to drive sustainable growth and create long-term value for our stockholders.”

Third Quarter 2026 Channel Results

Revenue for the wholesale business in the third quarter of 2026 was $528.7 million, a 19.4% increase compared to the third quarter of 2025. Wholesale footwear revenue increased 21.0%, and wholesale accessories/apparel revenue increased 17.0%. Gross profit as a percentage of wholesale revenue was 36.8% in the third quarter of 2026, compared to 32.7% in the third quarter of 2025. Adjusted gross profit as a percentage of wholesale revenue was 33.6% in the third quarter of 2025. Compared with the prior-year Adjusted gross margin, the increase reflected strong underlying improvement as well as a smaller negative impact from tariffs, partially offset by higher freight expense.

Direct-to-consumer revenue in the third quarter of 2026 was $239.2 million, an 8.0% increase compared to the third quarter of 2025. Gross profit as a percentage of direct-to-consumer revenue was 60.7%, compared to 58.3% in the third quarter of 2025. Adjusted gross profit as a percentage of direct-to-consumer revenue was 61.9% in the third quarter of 2025. Compared with the prior-year Adjusted gross margin, the decrease was primarily due to higher freight expense, a shift in markdown cadence and deeper discounting on seasonal product.

The Company ended the quarter with 381 company-operated brick-and-mortar retail stores, including 92 outlets, as well as eight e-commerce websites and 190 company-operated concessions in international markets.

Balance Sheet Highlights

As of September 30, 2026, total debt outstanding was $120.2 million, and cash and cash equivalents were $71.3 million. Net debt is a non-GAAP financial measure that the Company defines as total debt less cash and cash equivalents. Net debt was $48.8 million as of September 30, 2026.

During the third quarter of 2026, the Company did not repurchase any shares of its common stock in the open market.

Quarterly Cash Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on December 24, 2026 to stockholders of record as of the close of business on December 11, 2026.

Fiscal 2026 Outlook

The Company now expects fiscal 2026 revenue to increase 12% to 13% compared with fiscal 2025, versus its previous guidance range of an 11% to 13% increase. The Company now expects fiscal 2026 diluted earnings per share (“EPS”) to be in the range of $2.58 to $2.63, compared to its previous guidance range of $2.55 to $2.65. The Company now expects Adjusted diluted EPS to be in the range of $2.15 to $2.20, up from its previous guidance range of $2.05 to $2.15.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, November 5, 2026, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s third quarter 2026 earnings results and fiscal 2026 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://event.choruscall.com/mediaframe/webcast.html?webcastid=ZV9vrVfv beginning today at approximately 11:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may,” “will,” “expect,” “believe,” “should,” “anticipate,” “project,” “predict,” “plan,” “intend,” “estimate,” or “confident,” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	our ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	our ability to compete effectively in a highly competitive market;
●	our ability to adapt our business model to rapid changes in the retail industry;
●	our dependence on the hiring and retention of key personnel;
●	our ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies, additional tariffs on product imported to the United States, retaliatory trade actions taken by other countries, and resulting trade wars;
●	supply chain disruptions to product delivery systems and logistics, and our ability to properly manage inventory;
●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations, and financial condition;
●	our reliance on independent manufacturers to produce and deliver products in a timely manner or to meet our quality standards if we experience a supply chain disruption and we are unable to secure an alternative source of raw materials or end products;
●	our dependence on one or more of our significant customers;
●	quarterly fluctuations of our financial results;
●	extreme or unseasonable weather conditions in locations where we or our customers and suppliers are located;
●	fluctuation of our stock price if our operating results are inconsistent with our forecasts or those of analysts who follow us;
●	our exposure to risks related to integrating the operations, systems, processes, reporting, supply chains, and personnel of Kurt Geiger into our business;
●	our exposure to risks associated with increased indebtedness used to finance the acquisition of Kurt Geiger, including related debt service requirements;

●	our ability to manage risks associated with substantial goodwill and intangible assets recorded from the acquisition of Kurt Geiger, which could subsequently become impaired upon adverse changes to the business environment in which we operate;
●	disruption of our information technology systems or e-commerce platforms;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	our ability to effectively implement artificial intelligence and data-driven technologies across our operations, and the risks that such technologies may not perform as expected, may be subject to regulatory constraints, or may increase operational, legal, or cybersecurity risks;
●	litigation or other legal proceedings could divert management resources and result in costs;
●	legal, regulatory, political, and economic risks that may affect our operations in international markets;
●	exposure to foreign exchange rate fluctuations;
●	our ability to adequately protect our trademarks and other intellectual property rights;
●	changes in economic conditions;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	changes in U.S. and foreign tax laws that could have an adverse effect on our financial results;
●	the actions of our licensees or the loss of a significant licensee and diminished brand integrity;
●	failure of our manufacturers, the manufacturers used by our licensees, or our licensees themselves to use acceptable labor practices or to otherwise comply with local laws and other standards;
●	our ability to maintain effective internal control over our financial reporting; and
●	other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net sales	$767,892	$664,200	$2,080,466	$1,771,672
Licensing income	4,714	3,675	11,101	8,737
Total revenue	772,606	667,875	2,091,567	1,780,409
Cost of sales	428,354	390,500	1,080,236	1,050,740
Gross profit	344,252	277,375	1,011,331	729,669
Operating expenses	270,025	246,017	798,658	687,145
Change in valuation of contingent payment liability	1,021	—	1,406	(2,075)
Income from operations	73,206	31,358	211,267	44,599
Gain on derivative	—	—	—	9,252
Interest and other expense, net	(1,826)	(4,947)	(6,688)	(7,913)
Income before provision for income taxes	71,380	26,411	204,579	45,938
Provision for income taxes	18,737	4,593	52,368	21,572
Net income	52,643	21,818	152,211	24,366
Less: net income attributable to noncontrolling interest	228	1,290	247	2,892
Net income attributable to Steven Madden, Ltd.	$52,415	$20,528	$151,964	$21,474

Basic net income per share	$0.73	$0.29	$2.13	$0.30

Diluted net income per share	$0.72	$0.29	$2.10	$0.30

Basic weighted average common shares outstanding	71,400	70,906	71,286	70,850

Diluted weighted average common shares outstanding	72,577	71,157	72,196	71,022

Cash dividends declared per common share	$0.21	$0.21	$0.63	$0.63

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	September 30, 2026	December 31, 2025	September 30, 2025
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,334	$112,423	$108,722
Short-term investments	—	—	140
Accounts receivable, net of allowances	96,986	91,854	91,285
Factor accounts receivable	398,075	311,563	333,198
Inventories	415,339	417,016	476,027
Prepaid expenses and other current assets	51,660	46,759	56,760
Income tax receivable and prepaid income taxes	15,948	21,084	26,582
Total current assets	1,049,342	1,000,699	1,092,714
Property and equipment, net	118,619	115,802	112,301
Operating lease right-of-use asset	234,907	235,855	220,656
Deposits and other	15,224	22,764	21,363
Deferred tax assets	3,220	3,220	1,389
Goodwill	256,449	254,518	273,836
Intangibles, net	273,627	281,419	277,268
Total assets	$1,951,388	$1,914,277	$1,999,527
LIABILITIES
Current liabilities:
Accounts payable	$244,122	$197,247	$254,346
Accrued expenses and other current liabilities	220,296	258,794	237,736
Operating leases - current portion	57,158	58,827	55,957
Income taxes payable	21,423	4,488	16,351
Contingent payment liability - current portion	3,251	—	3,221
Accrued incentive compensation	18,927	6,351	4,591
Total current liabilities	565,177	525,707	572,202
Contingent payment liability - long-term portion	13,035	14,880	15,164
Operating leases - long-term portion	194,877	193,145	190,459
Long-term debt	120,170	234,166	293,828
Deferred tax liabilities	36,592	36,142	39,867
Other liabilities	5,413	6,255	1,872
Total liabilities	935,264	1,010,295	1,113,392

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	983,429	866,388	850,841
Noncontrolling interest	32,695	37,594	35,294
Total stockholders’ equity	1,016,124	903,982	886,135
Total liabilities and stockholders’ equity	$1,951,388	$1,914,277	$1,999,527

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$152,211	$24,366
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	24,296	22,175
Depreciation and amortization	27,647	25,108
Amortization of debt issuance costs	1,339	725
Loss on disposal of fixed assets	1,187	180
Deferred taxes	5	—
Change in valuation of contingent payment liability	1,406	(2,075)
Amortization of inventory step-up and other	321	21,267
Changes, net of acquisitions, in:
Accounts receivable	(7,103)	(11,614)
Factor accounts receivable	(86,989)	17,184
Inventories	(937)	(40,673)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(2,853)	(19,146)
Accounts payable, accrued expenses, and other current liabilities	28,282	47,905
Accrued incentive compensation	12,608	(10,574)
Leases and other liabilities	1,315	(3,756)
Net cash provided by operating activities	152,735	71,072

Cash flows from investing activities:
Capital expenditures	(28,818)	(32,338)
Maturity and sale of short-term investments	—	13,410
Acquisition of businesses	(1,328)	(371,554)
Other investing activities	7,701	(2,379)
Net cash used in investing activities	(22,445)	(392,861)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(8,695)	(8,367)
Proceeds from exercise of stock options	3,442	—
Investment of noncontrolling interest	—	3,500
Borrowings, net of repayments	(115,000)	300,000
Financing costs paid	—	(8,955)
Cash dividends paid on common stock	(46,004)	(45,692)
Distribution of noncontrolling interest	(5,482)	(2,946)
Net cash (used in) / provided by financing activities	(171,739)	237,540
Effect of exchange rate changes on cash and cash equivalents	360	3,047
Net decrease in cash and cash equivalents	(41,089)	(81,202)
Cash and cash equivalents – beginning of period	112,423	189,924
Cash and cash equivalents – end of period	$71,334	$108,722

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP gross profit	$344,252	$277,375	$1,011,331	$729,669
Non-GAAP Adjustments	—	12,309	(55,090)	20,840
Adjusted gross profit	$344,252	$289,684	$956,241	$750,509

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP operating expenses	$270,025	$246,017	$798,658	$687,145
Non-GAAP Adjustments	(4,723)	(2,585)	(12,189)	(61,597)
Adjusted operating expenses	$265,302	$243,432	$786,469	$625,548

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP income from operations	$73,206	$31,358	$211,267	$44,599
Non-GAAP Adjustments	5,744	14,895	(41,495)	80,360
Adjusted income from operations	$78,950	$46,253	$169,772	$124,959

Table 4 - Reconciliation of GAAP interest and other expense, net to Adjusted interest and other expense, net

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP interest and other expense, net	$(1,826)	$(4,947)	$(6,688)	$(7,913)
Non-GAAP Adjustments	—	—	—	840
Adjusted interest and other expense, net	$(1,826)	$(4,947)	$(6,688)	$(7,073)

Table 5 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP provision for income taxes	$18,737	$4,593	$52,368	$21,572
Non-GAAP Adjustments	817	5,065	(10,610)	6,794
Adjusted provision for income taxes	$19,554	$9,658	$41,758	$28,366

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP net income attributable to Steven Madden, Ltd.	$52,415	$20,528	$151,964	$21,474
Non-GAAP Adjustments	4,927	9,830	(30,886)	65,155
Adjusted net income attributable to Steven Madden, Ltd.	$57,342	$30,358	$121,078	$86,629

GAAP diluted net income per share	$0.72	$0.29	$2.10	$0.30

Adjusted diluted net income per share	$0.79	$0.43	$1.68	$1.22

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in fiscal 2026 outlook

	Fiscal 2026 Outlook
	Low End	High End
GAAP diluted net income per share	$2.58	$2.63
Non-GAAP Adjustments	(0.43)	(0.43)
Adjusted diluted net income per share	$2.15	$2.20

Non-GAAP Adjustments include the items below.

For the third quarter of 2026:

●	$3.9 million pre-tax ($3.1 million after-tax) expense in connection with acquisition-related costs attributable to Kurt Geiger, included in operating expenses.
●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.
●	$1.0 million pre-tax ($1.2 million after-tax) net expense in connection with the change in valuation of contingent payment liabilities related to acquisitions.

For the third quarter of 2025:

●	$12.3 million pre-tax ($9.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of sales.
●	$1.1 million pre-tax ($0.8 million after-tax) expense in connection with severances and related charges, included in operating expenses.
●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.
●	$0.7 million pre-tax expense ($0.8 million after-tax benefit) in connection with acquisition costs and formation of joint ventures, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com